                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  Confidential, for Use of the
     Commission Only (as permitted by
     Rule 14a-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                           Pervasive Software, Inc.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

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Notes:

                         [LOGO] PERVASIVE(R) SOFTWARE

                            PERVASIVE SOFTWARE INC.
                    12365 Riata Trace Parkway, Building II
                              Austin, Texas 78727

                               October 23, 2000

TO THE STOCKHOLDERS OF PERVASIVE SOFTWARE INC.

Dear Stockholder:

   You are cordially invited to attend the Annual Meeting of Stockholders of Pervasive Software Inc. (the "Company"), which will be held at The Renaissance Hotel-Arboretum, 9721 Arboretum Boulevard, Austin, Texas 78759, on Thursday, November 9, 2000, at 9:00 a.m.

   Details of the business to be conducted at the Annual Meeting are given in the attached Proxy Statement and Notice of Annual Meeting of Stockholders.

   It is important that your shares be represented and voted at the meeting. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. Returning the proxy does NOT deprive you of your right to attend the Annual Meeting. If you decide to attend the Annual Meeting and wish to change your proxy vote, you may do so automatically by voting in person at the meeting.

   On behalf of the Board of Directors, I would like to express our appreciation for your continued interest in the affairs of the Company. We look forward to seeing you at the Annual Meeting.

                                          Sincerely,

                                          /s/ Ron R. Harris
                                          Ron R. Harris
                                          President, Chief Executive Officer
                                           and Director

                         [LOGO] PERVASIVE(R) SOFTWARE

                            PERVASIVE SOFTWARE INC.
                    12365 Riata Trace Parkway, Building II
                              Austin, Texas 78727

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          To be held November 9, 2000

   The Annual Meeting of Stockholders (the "Annual Meeting") of Pervasive Software Inc. (the "Company") will be held at The Renaissance Hotel-Arboretum, 9721 Arboretum Boulevard, Austin, Texas 78759, on Thursday, November 9, 2000, at 9:00 a.m. for the following purposes:

   1. To elect two directors of the Board of Directors to serve until their three-year term expires or until their successors have been duly elected and qualified;

   2. To approve an amendment to the Company's 1997 Stock Incentive Plan to increase the number of shares available for issuance thereunder, as set forth in the accompanying Proxy Statement;

   3. To ratify the appointment of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending June 30, 2001; and

   4. To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

   The foregoing items of business are more fully described in the attached Proxy Statement.

   Only stockholders of record at the close of business on October 6, 2000 are entitled to notice of, and to vote at, the Annual Meeting and at any adjournments or postponements thereof. A list of such stockholders will be available for inspection at the Company's headquarters located at 12365 Riata Trace Parkway, Building II, Austin, Texas, during ordinary business hours for the ten-day period prior to the Annual Meeting.

                                          BY ORDER OF THE BOARD OF DIRECTORS,

                                          /s/ James R. Offerdahl
                                          James R. Offerdahl
                                          Chief Operating Officer, Chief
                                          Financial Officer and Secretary

Austin, Texas
October 23, 2000


                                   IMPORTANT

 WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. YOU MAY REVOKE YOUR PROXY AT ANY TIME PRIOR TO THE ANNUAL MEETING. IF YOU DECIDE TO ATTEND THE ANNUAL MEETING AND WISH TO CHANGE YOUR PROXY VOTE, YOU MAY DO SO AUTOMATICALLY BY VOTING IN PERSON AT THE MEETING.

                            PERVASIVE SOFTWARE INC.
                    12365 Riata Trace Parkway, Building II
                              Austin, Texas 78727

                                PROXY STATEMENT
                      FOR ANNUAL MEETING OF STOCKHOLDERS
                          To be held November 9, 2000

   These proxy materials are furnished in connection with the solicitation of proxies by the Board of Directors of Pervasive Software Inc., a Delaware corporation (the "Company"), for the Annual Meeting of Stockholders (the "Annual Meeting") to be held at The Renaissance Hotel-Arboretum,
9721 Arboretum Boulevard, Austin, Texas 78759, on Thursday, November 9, 2000, at 9:00 a.m., and at any adjournment or postponement of the Annual Meeting. These proxy materials were first mailed to stockholders on or about
October 23, 2000.

                              PURPOSE OF MEETING

   The specific proposals to be considered and acted upon at the Annual Meeting are summarized in the accompanying Notice of Annual Meeting of Stockholders. Each proposal is described in more detail in this Proxy Statement.

                   VOTING RIGHTS AND SOLICITATION OF PROXIES

   The Company's Common Stock is the only type of security entitled to vote at the Annual Meeting. On October 6, 2000, the record date for determination of stockholders entitled to vote at the Annual Meeting, there were 15,812,767 shares of Common Stock outstanding. Each stockholder of record on October 6, 2000 is entitled to one vote for each share of Common Stock held by such stockholder on October 6, 2000. Shares of Common Stock may not be voted cumulatively. All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes.

Quorum Required

   The Company's bylaws provide that the holders of a majority of the Company's Common Stock issued and outstanding and entitled to vote at the Annual Meeting, present in person or represented by proxy, shall constitute a quorum for the transaction of business at the Annual Meeting. Abstentions and broker non-votes will be counted as present for the purpose of determining the presence of a quorum.

Votes Required

   Proposal 1. Directors are elected by a plurality of the affirmative votes cast by those shares present in person, or represented by proxy, and entitled to vote at the Annual Meeting. The two nominees for director receiving the highest number of affirmative votes will be elected. Abstentions and broker non-votes will not be counted toward a nominee's total. Stockholders may not cumulate votes in the election of directors.

   Proposal 2. Approval of the amendment to the Company's 1997 Stock Incentive Plan requires the affirmative vote of a majority of those shares present in person or represented by proxy, and entitled to vote at the Annual Meeting. Abstentions are not affirmative votes and, therefore, will have the same effect as a vote against the proposal. Broker non-votes will not be treated as entitled to vote on the matter and thus, will not affect the outcome of the voting on the proposal.

   Proposal 3. Ratification of the appointment of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending June 30, 2001 requires the affirmative vote of a majority of those shares present in person, or represented by proxy, and cast either affirmatively or negatively at the Annual Meeting. Abstentions and broker non-votes will not be counted as having been voted on the proposal.

Proxies

   Whether or not you are able to attend the Company's Annual Meeting, you are urged to complete and return the enclosed proxy, which is solicited by the Company's Board of Directors and which will be voted as you direct on your proxy when properly completed. In the event no directions are specified, such proxies will be voted FOR the Nominees of the Board of Directors (as set forth in Proposal No. 1), FOR Proposal Nos. 2 and 3, and in the discretion of the proxy holders as to other matters that may properly come before the Annual Meeting. You may also revoke or change your proxy at any time before the Annual Meeting. To do this, send a written notice of revocation or another signed proxy with a later date to the Secretary of the Company at the Company's principal executive offices before the beginning of the Annual Meeting. You may also automatically revoke your proxy by attending the Annual Meeting and voting in person. All shares represented by a valid proxy received prior to the Annual Meeting will be voted.

Solicitation of Proxies

   The Company will bear the entire cost of solicitation, including the preparation, assembly, printing, and mailing of this Proxy Statement, the proxy, and any additional soliciting material furnished to stockholders. Copies of solicitation material will be furnished to brokerage houses, fiduciaries, and custodians holding shares in their names that are beneficially owned by others so that they may forward this solicitation material to such beneficial owners. The Company may retain third party services to aid in the solicitation of proxies from brokers, bank nominees and other institutional owners. The Company estimates that it will pay a proxy solicitor a fee of approximately $10,000 for its services and will reimburse the proxy solicitor for certain out-of-pocket expenses that are usual and proper. In addition, the Company may reimburse brokerage houses, fiduciaries and custodians representing beneficial owners of shares for their costs of forwarding the solicitation material to such beneficial owners. The original solicitation of proxies by mail may be supplemented by solicitation by telephone, telegram, or other means by directors, officers, employees or agents of the Company. No additional compensation will be paid to these individuals for any such services. Except as described above, the Company does not presently intend to solicit proxies other than by mail.

                                PROPOSAL NO. 1

                             ELECTION OF DIRECTORS

   The Company currently has authorized six directors. In accordance with the terms of the Company's Certificate of Incorporation, the Board of Directors is divided into three classes: Class I, whose term will expire at the 2001 Annual Meeting; Class II, whose term will expire at the 2002 Annual Meeting; and Class III, whose term will expire at the 2000 Annual Meeting. At the 2000 Annual Meeting, two directors will be elected to serve until the Annual Meeting to be held in 2003 or until his or her respective successor is elected and qualified. The Board of Directors has selected two nominees as the nominees for Class III. The nominees for the Board of Directors are both currently directors of the Company and are set forth below. The proxy holders intend to vote all proxies received by them in the accompanying form for the nominees for directors listed below. In the event any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them for the nominees listed below. As of the date of this Proxy Statement, the Board of Directors is not aware of any nominee who is unable or will decline to serve as a director.

Nominees for Term Ending in 2003

   Set forth below is information regarding the nominees, including their ages, the period during which they have served as directors, and information furnished by them as to principal occupations and directorships held by them in corporations whose shares are publicly registered.

                                                                    Director
       Name                                                          Since   Age
       ----                                                         -------- ---
       Ron R. Harris...............................................   1995    47
       David A. Boucher............................................   1995    50

   Mr. Harris has served as our President and Chief Executive Officer since our inception and as a director since June 1995. Prior to joining us, Mr. Harris served as a Vice President of Citrix Systems, Inc., a developer of thin-client/server software, from October 1990 to May 1993. He also serves as a director of several private companies. Mr. Harris received his B.S. in Computer Science from Vanderbilt University and an M.B.A. from the University of Texas at Austin.

   Mr. Boucher has served as one of our directors since October 1995. Mr. Boucher has served as a General Partner of Applied Technology, a venture capital firm, since January 1993. From January 1981 to August 1992, Mr. Boucher served as President and Chief Executive Officer of Interleaf, Inc., an electronic-publishing software developer. Mr. Boucher also serves as director of Interleaf, Inc. and various private companies.

   Set forth below is information regarding the continuing directors of the Company, including their ages, the period in which they have served as directors, and information furnished by them as to principal occupations and directorships held by them in corporations whose shares are publicly registered.

                                                                    Director
       Name                                                          Since   Age
       ----                                                         -------- ---
       Joseph Aragona..............................................   1995    44
       David R. Bradford...........................................   1995    49
       Shelby H. Carter, Jr........................................   1996    69
       Nancy R. Woodward...........................................   1994    44

   Mr. Aragona has served as one of our directors since June 1995. Since June 1982, Mr. Aragona has served as a General Partner of Austin Ventures, a venture capital firm. He also serves as a director for various private companies. Mr. Aragona received a B.A. from Harvard College and an M.B.A. from the Harvard University Graduate School of Business.

   Mr. Bradford has served as one of our directors since October 1995. Mr. Bradford served as Senior Vice President, General Counsel of Novell, Inc., a networking software company, from 1985 until July 2000. Mr. Bradford also serves as a director of a private company. Mr. Bradford received a B.A. in Political Science and a J.D. from Brigham Young University and an M.B.A. from Pepperdine University.

   Mr. Carter has served as a director of the Company since August 1996. Since January 1986, Mr. Carter has served as a distinguished adjunct professor at the University of Texas Graduate School of Business and College of Business Administration. Mr. Carter has founded several successful high technology companies. Mr. Carter currently serves as chairman of the board of a private company and as a venture partner of Austin Ventures. Mr. Carter received a B.B.A. from the University of Texas at Austin.

   Ms. Woodward is one of our founders and has served as a director and Chairman of the Board since our inception. Ms. Woodward received a B.S. in Computer Science from the University of Michigan.

Board of Directors Meetings and Committees

   During the fiscal year ended June 30, 2000, the Board of Directors held four (4) meetings. For the fiscal year, each of the directors during the term of his or her tenure attended or participated in at least 75% of the aggregate of (i) the total number of meetings or actions by written consent of the Board of Directors and (ii) the total number of meetings held by all committees of the Board of Directors on which each such director served. The Board of Directors has two (2) standing committees: the Audit Committee and the Compensation Committee.

   During the fiscal year ended June 30, 2000, the Audit Committee of the Board of Directors held four (4) meetings and acted by written consent on one
(1) occasion. The Audit Committee reviews, acts on and reports to the Board of Directors with respect to various auditing and accounting matters, including the selection of the Company's independent accountants, the scope of the annual audits, fees to be paid to the independent accountants, the performance of the Company's independent accountants and the accounting practices of the Company. The members of the Audit Committee are Mr. Boucher, Mr. Bradford and Mr. Carter.

   During the fiscal year ended June 30, 2000, the Compensation Committee of the Board of Directors held five (5) meetings and acted by written consent on four (4) occasions. The Compensation Committee establishes salaries, incentives and other forms of compensation for officers and other employees of the Company and administers the incentive compensation and benefit plans of the Company. The members of the Compensation Committee are Ms. Woodward, Mr. Aragona and Mr. Carter.

Director Compensation

   Certain non-employee directors receive $1,000 per meeting attended, plus a retainer of $8,000 annually for serving on the Board of Directors. Directors are not compensated for attending Committee meetings. All directors are reimbursed for reasonable expenses incurred by them in attending Board and Committee meetings. Certain non-employee Board members are eligible for option grants pursuant to the provisions of the Automatic Option Grant Program under the Company's 1997 Stock Incentive Plan. Under the Automatic Option Grant Program, each individual who first joins the Board as an eligible non-employee director on or after the effective date of the 1997 Stock Incentive Plan will receive at that time, an automatic option grant for 20,000 shares of Common Stock. In addition, at each annual stockholders meeting, beginning with the first annual meeting after June 30, 1998, each eligible non-employee director, whether or not he or she is standing for re-election at that particular meeting, will be granted a stock option to purchase 5,000 shares of Common Stock. A non-employee director is not eligible for automatic option grants if such individual is a preferred stockholder, owns 5% or more of the voting power of the Company, or represents entities that own preferred stock or 5% or more of the voting power of the Company as of the date of the annual stockholders meeting. The optionee will vest in each automatic option grant in a series of four annual installments over the optionee's period of Board service, beginning one year from the grant date. Each option will have an exercise price equal to the fair market value of the Common Stock on the automatic grant date and a maximum term of ten years, subject to earlier termination following the optionee's cessation of Board service. Vesting of the automatic option shares will automatically accelerate and the options become fully exercisable upon
(i) a change in control of the Company by merger or consolidation, sale of all or substantially all of its assets or tender offer for 50% or more of the Company's outstanding voting stock or (ii) the death or disability of the optionee while serving as a Board member. Mr. Carter was granted options to purchase 5,000 shares of Common Stock on November 4, 1998 at an exercise price of $9.81 per share and 5,000 shares of Common Stock on November 3, 1999 at an exercise price of $10.00 per share. Mr. Bradford was granted options to purchase 5,000 shares of Common Stock on November 4, 1998 at an exercise price of $9.81 per share and 5,000 shares of Common Stock on November 3, 1999 at an exercise price of $10.00 per share. Mr. Boucher was granted options to purchase 5,000 shares of Common Stock on November 4, 1998 at an exercise price of $9.81 per share and 5,000 shares of Common Stock on November 3, 1999 at an exercise price of $10.00 per share. Mr. Aragona was granted an option to purchase 5,000 shares of Common Stock on November 3, 1999 at an exercise price of $10.00 per share. Pursuant to the Automatic Option Grant Program, each of Messrs. Boucher, Bradford, Carter and Aragona will be granted options to purchase 5,000 shares of Common Stock on the date of the Annual Meeting.

   Directors who are also employees of the Company are eligible to participate in the Company's Bonus Plan, to receive options and be issued shares of Common Stock directly under the 1997 Stock Incentive Plan and are also eligible to participate, subject to certain limitations, in the Company's Employee Stock Purchase Plan.

Recommendation of the Board of Directors

   THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE NOMINEES LISTED HEREIN.

          STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

   The following table sets forth, as of June 30, 2000, certain information with respect to shares beneficially owned by (i) each person who is known by the Company to be the beneficial owner of more than five percent of the Company's outstanding shares of Common Stock, (ii) each of the Company's directors and the executive officers named in the Summary Compensation Table and (iii) all current directors and executive officers as a group. Beneficial ownership has been determined in accordance with Rule 13d-3 under the Exchange Act. Under this rule, certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire shares (for example, upon exercise of an option or warrant) within sixty (60) days of the date as of which the information is provided; in computing the percentage ownership of any person, the amount of shares is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of such acquisition rights. As a result, the percentage of outstanding shares of any person as shown in the following table does not necessarily reflect the person's actual voting power at any particular date.

                                                  Shares Beneficially Owned
                                                 as of June 30, 2000 (1) (2)
                                                 ------------------------------
                                                   Number of     Percentage of
Beneficial Owner                                    Shares           Class
----------------                                   ---------     -------------
Firsthand Capital Management...................        2,303,600         14.57%
 125 South Market
 Suite 1200
 San Jose, CA 95113-2206
Douglas C. Woodward (3)........................        1,499,592          9.49%
 P.O. Box 2019
 Austin, TX 78758
Ron R. Harris (4)..............................        1,305,816          8.26%
James R. Offerdahl (5).........................          248,647             *
David Dunnigan.................................               --             *
Ramon Acosta (6)...............................           33,000             *
John Farr (7)..................................           64,250             *
Marcus D. Marshall (8).........................           81,750             *
Casey G.A. Leaman..............................           81,250             *
Nancy R. Woodward (9)..........................        1,499,592          9.49%
Joseph C. Aragona..............................           72,527             *
David A. Boucher (10)..........................            1,678             *
David R. Bradford (11).........................           11,250             *
Shelby H. Carter, Jr. (12).....................           11,250             *
All current directors and executive officers as
 a group (12 persons) (13).....................        3,266,010         20.66%

--------
*  Less than 1% of the outstanding shares of Common Stock.
(1) Except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock. To the Company's knowledge, the entities named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them. Unless otherwise specified, each beneficial owners address shall be 12365 Riata Trace Parkway, Building II, Austin, Texas 78727.
(2) The number of shares of Common Stock deemed outstanding includes shares issuable pursuant to stock options that may be exercised within sixty (60) days after June 30, 2000.
(3) Includes 182,660 shares held by Northern Trust Bank of Texas N.A. as trustee of Douglas C. Woodward Grantor Retained Annuity Trust.
(4) Includes options exercisable into 1,305,816 shares of Common Stock.

(5) Includes options exercisable into 62,499 shares of Common Stock. Includes 50,000 shares of Common Stock that are subject to the Company's repurchase right which lapses in increments over time.
(6) Includes options exercisable into 18,750 shares of Common Stock. Includes 1,875 shares of Common Stock that are subject to the Company's repurchase right which lapses in increments over time.
(7) Includes options exercisable into 10,500 shares of Common Stock. Includes 5,000 shares of Common Stock that are subject to the Company's repurchase right which lapses in increments over time.
(8) Includes options exercisable into 35,000 shares of Common Stock.
(9) Includes 182,660 shares held by Northern Trust Bank of Texas N.A. as trustee of Nancy R. Woodward Grantor Retained Annuity Trust.
(10) Includes options exercisable into 1,250 shares of Common Stock.
(11) Includes options exercisable into 11,250 shares of Common Stock.
(12) Includes options exercisable into 8,750 shares of Common Stock.
(13) Includes options exercisable into 1,436,315 shares of Common Stock.

                         COMPENSATION COMMITTEE REPORT

   The Compensation Committee of the Company's Board of Directors (the "Compensation Committee" or the "Committee") has the exclusive authority to establish the level of base salary payable to the Chief Executive Officer ("CEO") and certain other executive officers of the Company and to administer the Company's 1997 Stock Incentive Plan and Employee Stock Purchase Plan. In addition, the Committee has the responsibility for approving the individual bonus programs to be in effect for the CEO and certain other executive officers and other key employees each fiscal year.

   For the 2000 fiscal year, the process utilized by the Committee in determining executive officer compensation levels was based on the subjective judgment of the Committee. Among the factors considered by the Committee were the recommendations of the CEO with respect to the compensation of the Company's key executive officers. However, the Committee made the final compensation decisions concerning such officers.

   General Compensation Policy. The Committee's fundamental policy is to offer the Company's executive officers competitive compensation opportunities based upon overall Company performance, their individual contribution to the financial success of the Company and their personal performance. It is the Committee's objective to have a substantial portion of each officer's compensation contingent upon the Company's performance, as well as upon his or her own level of performance. Accordingly, each executive officer's compensation package consists of: (i) base salary, (ii) cash bonus awards or commissions, and (iii) long-term stock-based incentive awards.

   Base Salary. The base salary for each executive officer is set on the basis of general market levels and personal performance. Each individual's base pay is positioned relative to the total compensation package, including cash incentives and long-term incentives.

   Annual Cash Bonuses and Commissions. The Company has established a cash bonus program for all non-commission employees. Each employee has an established cash bonus target. The annual pool of bonuses is distributed on the basis of the Company's achievement of the financial performance targets established at the start of the fiscal year and personal objectives established for each employee. Bonuses were not paid for the 2000 fiscal year pursuant to the bonus plan; however, discretionary bonuses were granted to certain employees by the Committee based on individual performance.

   Long-Term Incentive Compensation. During fiscal 2000, the Committee, in its discretion, made option grants under the 1997 Stock Incentive Plan. Generally, a significant grant is made in the year that an officer commences employment. Thereafter, option grants may be made at varying times and in varying amounts at the discretion of the Committee. Generally, the size of each grant is set at a level that the Committee deems appropriate to create a meaningful opportunity for stock ownership based upon the individual's position with the Company, the individual's potential for future responsibility and promotion, the individual's performance in the recent period and the number of unvested options held by the individual at the time of the new grant. The relative weight given to each of these factors will vary from individual to individual at the Committee's discretion. Applying these principles, grants were made to Mr. Dunnigan in connection with his commencement of employment with the Company and in connection with his promotion during fiscal 2000.

   The grant allows the officer to acquire shares of the Company's Common Stock at a fixed price per share (the market price on the grant date) over a specified period of time. The option vests in periodic installments over a four year period, contingent upon the executive officer's continued employment with the Company. The vesting schedule and the number of shares granted are established to ensure a meaningful incentive in each year following the year of grant. Accordingly, the option will provide a return to the executive officer only if he remains in the Company's employ, and then only if the market price of the Company's Common Stock appreciates over the option term.

   CEO Compensation. The annual base salary for Mr. Harris, the Company's President and Chief Executive Officer, was established by the Committee on January 13, 2000. The Committee's decision was made primarily on the basis of Mr. Harris' performance of his duties.

   The remaining components of the Chief Executive Officer's 2000 fiscal year incentive compensation were entirely dependent upon the Company's financial performance and provided no dollar guarantees. No option grant was made to the Chief Executive Officer during the 2000 fiscal year, principally due to Mr. Harris' significant stock holdings derived from options granted in 1995. Mr. Harris did not receive a bonus for the 2000 fiscal year pursuant to the bonus plan.

   The members of the Compensation Committee for the fiscal year ending June 30, 2000 were Mr. Aragona, Mr. Carter and Ms. Woodward.

                                          Compensation Committee

                                          Joseph C. Aragona
                                          Shelby H. Carter, Jr.
                                          Nancy R. Woodward

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

   The Compensation Committee of the Company's Board was formed in March 1997, and the current members of the Compensation Committee are Joseph C. Aragona, Shelby H. Carter, Jr. and Nancy R. Woodward. Other than Nancy R. Woodward, who has served as Secretary of the Company and is currently Chairman of the Board, none of these individuals was at any time during fiscal 2000, or at any other time, an officer or employee of the Company. No member of the Compensation Committee of the Company serves as a member of the Board of Directors or compensation committee of any entity that has one or more executive officers serving as a member of the Company's Board or Compensation Committee, except that Mr. Harris serves on the board of directors of Exterprise, Inc. and Mr. Carter is the chairman of the board of directors of Exterprise, Inc.

                            STOCK PERFORMANCE GRAPH

   The graph set forth below compares the cumulative total stockholder return on the Company's Common Stock between September 26, 1997 and June 30, 2000 with the cumulative total return of (i) the Nasdaq National Market Composite Index and (ii) the Chase H&Q Computer Software Index (the "Chase H&Q Software Index"), over the same period. This graph assumes the investment of $100.00 on September 26, 1997 in the Company's Common Stock and on August 31, 1997 in the Nasdaq National Market Composite Index and the Chase H&Q Software Index, and assumes the reinvestment of dividends, if any.

   The comparisons shown in the graph below are based upon historical data. The Company cautions that the stock price performance shown in the graph below is not indicative of, nor intended to forecast, the potential future performance of the Company's Common Stock. Information used in the graph was obtained from Chase H&Q, a source believed to be reliable, but the Company is not responsible for any errors or omissions in such information.

                    Comparison of Cumulative Total Return *
  Among Pervasive Software, Inc., the Nasdaq National Market Composite Index
                   and the Chase H&Q Computer Software Index

                                    [GRAPH]

   *The graph assumes that $100 was invested on 9/26/97 in Pervasive common stock and $100 was invested in each of the indices on 8/31/97, including reinvestment of dividends.

                         9/26/97** 12/31/97 6/30/98 12/31/98 6/30/99 12/31/99 6/30/00
                         --------- -------- ------- -------- ------- -------- -------
Pervasive Software
 Inc....................  $100.00   $65.91  $ 94.32 $175.00  $226.14 $153.98  $ 51.14
Nasdaq National Market
 Composite Index........   100.00    93.84   112.84  132.23   162.47  245.95   240.00
Chase H&Q Computer
 Software Index.........   100.00    92.57   124.56  120.93   137.96  275.14   256.33

--------
** The Company effected its initial public offering of its Common Stock on September 25, 1997 and trading of the Company's Common Stock commenced on September 26, 1997. The closing price on September 26, 1997 was $11.00 per share. The graph above commences with the price of $11.00 per share on September 26, 1997.

   Notwithstanding anything to the contrary set forth in any of the Company's previous or future filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate this Proxy Statement or future filings made by the Company under those statutes, the Compensation Committee Report and Stock Performance Graph shall not be deemed filed with the Securities and Exchange Commission and shall not be deemed incorporated by reference into any of those prior filings or into any future filings made by the Company under those statutes.

                EXECUTIVE COMPENSATION AND RELATED INFORMATION

Executive Compensation

   The following Summary Compensation Table sets forth the compensation earned for the three fiscal years ended June 30, 2000, by our chief executive officer and the four other most highly compensated officers whose salary and bonus for the 2000 fiscal year were in excess of $100,000 plus additional officers who ceased employment during the fiscal year. ("Named Officers").

                          Summary Compensation Table

                                      Annual          Long-Term
                                   Compensation      Compensation
                                 ----------------    ------------
                                                        Awards
                                                      Securities   All Other
Name and Principal        Fiscal  Salary              Underlying  Compensation
Position                   Year     (1)    Bonus     Options (#)       (2)
------------------        ------ -------- -------    ------------ ------------
Ron R. Harris............  2000  $223,077     --           --       $   371
 President, Chief
  Executive Officer and
  Director                 1999   191,505 $28,500          --           966
                           1998   165,851     --           --           690

James R. Offerdahl.......  2000   193,846   6,750          --           405
 Chief Operating Officer,
  Chief Financial Officer  1999   166,172  41,255      150,000          526
 and Secretary             1998   153,000     --        50,000          486

David Dunnigan (3).......  2000    80,822  59,231(4)   200,000       72,658
 Senior Vice President,
  Sales and Marketing

Ramon Acosta (5).........  2000   149,231   5,250          --           298
 Former Vice President,
  Engineering              1999   129,947  35,891       65,000          340
                           1998   111,876     --         5,000          221

John Farr................  2000   133,846   9,162          --           259
 Vice President, Finance   1999   114,923  32,253       20,000          220
                           1998    96,000   1,417       10,500          187

Marcus D. Marshall (6)...  2000   160,991   6,000          --           493
 Former Vice President,
  Customer Engineering     1999   156,304  38,129       70,000          804
                           1998   133,481     --        20,000          739

Casey G.A. Leaman (7)....  2000   171,638  38,047(4)       --           459
 Former Vice President,
  Worldwide Sales          1999   136,681 105,728(4)    45,000        1,162
                           1998   124,500 102,165(4)    50,000       21,116

--------
(1)  Salary includes amounts deferred under Pervasive's 401(k) Plan.
(2) All Other Compensation consists of life insurance premiums, except that Mr. Leaman's compensation includes $20,000 for relocation expenses in 1998, and Mr. Dunnigan's compensation includes $72,462 in relocation expenses in 2000.
(3)  Mr. Dunnigan commenced employment with the Company on November 5, 1999.
(4)  Represents sales commissions.
(5)  Mr. Acosta terminated employment with the Company on July 28, 2000.
(6)  Mr. Marshall terminated employment with the Company on June 12, 2000.
(7)  Mr. Leaman terminated employment with the Company on January 1, 2000.

Option Grants in Last Fiscal Year

   The following table contains information concerning the stock option grants made in the fiscal year ended June 30, 2000, to the Named Officers. No stock appreciation rights were granted to these individuals during such year.

                                       Individual Grants                Potential Realizable
                         ---------------------------------------------    Value at Assumed
                          Number of   % of Total                        Annual Rates of Stock
                         Securities    Options                         Price Appreciation for
                         Underlying   Granted To  Exercise                Option Terms (4)
                           Options   Employees in Price per Expiration -----------------------
Name                     Granted (1)   2000 (2)   Share (3)    Date      5% ($)     10% ($)
----                     ----------- ------------ --------- ---------- ---------- ------------
Ron R. Harris...........       --        --           --         --           --           --
James R. Offerdahl......       --        --           --         --           --           --
David R. Dunnigan.......   100,000         5%      $9.875    11/4/09      621,033    1,573,812
                           100,000         5%      $ 7.00    4/25/10      440,226    1,115,620
Ramon Acosta............       --        --           --         --           --           --
John Farr...............       --        --           --         --           --           --
Casey G.A. Leaman.......       --        --           --         --           --           --
Marcus D. Marshall......       --        --           --         --           --           --

--------
(1) The options listed in the table become exercisable in four equal annual installments. Upon a merger or other change in control, the option shall become exercisable and the option shares shall become vested as if the optionee had been employed for an additional 12 months. In addition, the option shares shall vest in full if outstanding options are not assumed by the acquiring entity. Should options be assumed but the optionee's employment be involuntarily terminated within 12 months of such a change in control, then the option shares shall vest in full. Each option has a maximum term of ten years, subject to earlier termination in the event of the optionee's cessation of employment with Pervasive.
(2)  Based on an aggregate of 2,056,475 options granted in fiscal 2000.
(3) The exercise price may be paid in cash or through a cashless exercise procedure. The Company may also finance the option exercise by loaning the optionee sufficient funds to pay the exercise price for the purchased shares, together with any federal and state income tax liability incurred by the optionee in connection with such exercise. The plan administrator has the discretionary authority to reprice the options through the cancellation of those options and the grant of replacement options with an exercise price based on the fair market value of the option shares on the regrant date. The options have a maximum term of 10 years measured from the option grant date, subject to earlier termination in the event of the optionee's cessation of service with the Company.
(4) The 5% and 10% assumed annual rates of compounded stock price appreciation are mandated by rules of the Securities and Exchange Commission. There can be no assurance provided to any executive officer or any other holder of Pervasive's securities that the actual stock price appreciation over the 10-year option term will be at the assumed 5% and 10% levels or at any other defined level. Unless the market price of the Common Stock appreciates over the option term, no value will be realized from the option grants made to the executive officers.

Aggregate Option Exercises in Last Fiscal Year and Fiscal Year-End Option
Values.

   The following table sets forth information concerning the exercise of options by the Named Officers in the 2000 fiscal year and the fiscal year-end number and value of unexercised options with respect to the Named Officers. No stock appreciation rights were exercised by these individuals in fiscal 2000 or were outstanding at the end of that year.

                                                           Number of
                                                     Securities Underlying     Value of Unexercised
                                                      Unexercised Options     in-the-Money Options at
                            Shares                 at June 30, 2000 (#) (1)      June 30, 2000(2)
                          Acquired on    Value     ------------------------- -------------------------
Name                       Exercise   Realized ($) Exercisable Unexercisable Exercisable Unexercisable
----                      ----------- ------------ ----------- ------------- ----------- -------------
Ron R. Harris...........    30,000      $659,548    1,305,816         --     $7,214,633       --
James R. Offerdahl......       --            --        62,499     137,501           --        --
David Dunnigan..........       --            --           --      200,000           --        --
Ramon Acosta (3)........       --            --        18,750      51,250           --        --
John Farr...............       --            --        10,500      20,000           --        --
Casey G.A. Leaman (4)...    31,250       328,344          --          --            --        --
Marcus D. Marshall (5)..       --            --        35,000      65,000           --        --

--------
(1) The options granted before July 1, 1997 are immediately exercisable for all the option shares, but any shares purchased thereunder will be subject to repurchase by Pervasive at the original exercise price paid per share upon the optionee's cessation of service to Pervasive prior to vesting in such shares. As of June 30, 2000, the repurchase right had lapsed as to all 1,305,816 unexercised option shares for Mr. Harris, 7,500 option shares for Mr. Marshall. Messrs. Offerdahl, Dunnigan, Acosta, Farr and Leaman do not hold unexercised options granted before July 1, 1997.
(2) Based on the fair market value of Pervasive's Common Stock at fiscal year end (June 30, 2000) ($5.625 per share), as reported on the Nasdaq National Market.
(3) Mr. Acosta terminated his employment with Pervasive on July 28, 2000. All unexercised, exercisable options will terminate on October 28, 2000 unless exercised by Mr. Acosta prior to that date. All unexercised, unexercisable options terminated on July 28, 2000.
(4) Mr. Leaman terminated his employment with Pervasive on January 1, 2000. All unexercised options have been terminated.
(5) Mr. Marshall terminated his employment with Pervasive on June 12, 2000. All unexercised, exercisable options terminated on September 12, 2000. All unexercised, unexercisable options terminated on June 12, 2000.

            EMPLOYMENT CONTRACTS AND CHANGE IN CONTROL ARRANGEMENTS

   The Compensation Committee of the Board of Directors, as plan administrator of the 1997 Plan, has the authority to provide for accelerated vesting of the shares of Common Stock subject to outstanding options held by the Named Officers and any other executive officer, employee or director in connection with certain changes in control of the Company or the subsequent termination of the officer's employment following the change in control event. None of the Named Officers have employment agreements with the Company, and their employment may be terminated at any time.

                                PROPOSAL NO. 2

                  AMENDMENT OF THE 1997 STOCK INCENTIVE PLAN

   The stockholders are being asked to approve an amendment to the Pervasive Software Inc. 1997 Stock Incentive Plan (the "Incentive Plan") to increase the number of shares issuable thereunder automatically, on an annual basis, beginning July 1, 2001 and ending on July 1, 2003, by the number of shares equal to the lesser of 5% of the number of shares of Common Stock outstanding on June 30 of such year, or 1,000,000 shares. The Company believes that equity awards under the Incentive Plan play an important role in the Company's efforts to attract, employ and retain employees, directors and consultants of outstanding ability. Accordingly, the Board is recommending an automatic annual increase to the number of shares available under the Incentive Plan. All other provisions of the Incentive Plan are not affected by the amendment. The Board approved the amendment to the Incentive Plan that is the subject of this Proposal No. 2 on September 20, 2000. If the stockholders do not approve the amendment to the Incentive Plan, the Incentive Plan will continue in effect in accordance with its current terms.

   The Incentive Plan is intended to benefit the Company as well as its stockholders and employees. The Incentive Plan gives the Company the discretion to grant options or awards to employees, directors and independent consultants. The Company believes that the stockholders will correspondingly benefit from the increased interest on the part of employees, directors and consultants in the profitability of the Company. Finally, the Company will benefit from the periodic investments of equity capital provided by participants in the Incentive Plan.

   The Incentive Plan was adopted by the Board on July 18, 1997 and approved by the stockholders on August 22, 1997 as the successor to the 1994 Incentive Plan ("1994 Incentive Plan"). The following summary of certain Incentive Plan provisions is qualified, in its entirety, by reference to the Incentive Plan. Copies of the Incentive Plan document may be obtained by a stockholder upon written request to the Secretary of the Company at the executive offices in Austin, Texas.

   Purpose. The purpose of the Incentive Plan is to provide the employees, officers, directors and independent consultants, at the discretion of the plan administrator, grants of options or awards of shares of Common Stock, and to provide non-employee members of the Board of Directors automatic option grants.

   Structure. The Incentive Plan is divided into three separate components:
(i) the Discretionary Option Grant Program under which eligible individuals may, at the discretion of the plan administrator, be granted options to purchase shares of Common Stock at an exercise price per share not less than 85% of fair market value on the grant date; (ii) the Stock Issuance Program under which eligible individuals may, in the plan administrator's discretion, be issued shares of Common Stock directly, through the purchase of such shares at a price per share not less than 85% of fair market value at the time of issuance or as a fully-paid bonus for services rendered the Company; and (iii) the Automatic Option Grant Program under which option grants are automatically made at periodic intervals to eligible non-employee Board members to purchase shares of Common Stock at an exercise price equal to the fair market value of the option shares on the grant date.

   Administration. The Compensation Committee of the Board, which is comprised of two (2) or more Board members, administers the Incentive Plan. Committee members serve for such period of time as the Board may determine. The Incentive Plan may also be administered with respect to optionees who are not executive officers subject to the short-swing profit rules of the federal securities laws by the Board or a secondary committee comprised of one or more Board members.

   The Committee (or Board or secondary committee to the extent acting as plan administrator) has full authority (subject to the express provisions of the Incentive Plan) to determine (i) with respect to the option grants under the Discretionary Option Grant Program, which eligible persons are to receive option grants, the time or times when such option grants are to be made, the number of shares to be covered by each such grant, the status of the granted option as either an incentive stock option ("Incentive Option") that satisfies the requirements of Section 422 of the Internal Revenue Code (the "Code") or a non-statutory option not intended to meet such requirements , the time or times at which each option is to become exercisable, the vesting schedule (if any) applicable to the option shares and the maximum term for which the option is to remain outstanding and (ii) with respect to stock issuances under the Stock Issuance Program, which eligible persons are to receive stock issuances, the time or times when such issuances are to be made, the number of shares to be issued to each participant, the vesting schedule (if any) applicable to the issued shares and the consideration to be paid by the participant for such shares.

   Shares and Terms. The maximum number of shares of Common Stock that may be issued over the term of the Incentive Plan shall not exceed 6,178,858 shares. This number includes the number of shares of Common Stock by which the Incentive Plan's share reserve was automatically increased on July 1 of each of the calendar years 1998, 1999, and 2000, which was an amount equal to the lesser of five percent (5%) of the shares of Common Stock outstanding on June 30 of that year, or 1,000,000 shares.

   No one person participating in the Incentive Plan may receive options and direct stock issuances for more than 500,000 shares of Common Stock per calendar year.

   Common Stock subject to a terminated option or award, and Common Stock previously issued under an option or award which are subsequently repurchased by the Company, shall be available for future options or awards.

   Eligibility. Employees (including officers) and consultants who render services to the Company or its subsidiary corporations (whether now existing or subsequently established) are eligible to receive option grants and SARs under the Discretionary Option Grant Program, and share issuances under the Stock Issuance Program. A non-employee member of the Board or of the board of directors of any parent or subsidiary corporation of the Company is also eligible for option grants or SARs under the Discretionary Option Grant Program, the Stock Issuance Program, and the Automatic Option Grant Program.

   Approximately 224 individuals (including 8 officers) were eligible to be granted options or awards under the Incentive Plan as of September 30, 2000.

 Discretionary Option Grant Program

   Price and Exercisability. The option exercise price per share in the case of an option that qualifies as an incentive stock option under section 422 of the Internal Revenue Code ("Incentive Option") may not be less than one hundred percent (100%) of the fair market value of the Common Stock on the grant date. The option exercise price per share in the case of a non-statutory option, may not be less than eighty-five percent (85%) of the fair market value of the Common Stock on the grant date. Options granted under the Discretionary Option Grant Program become exercisable at such time or times and during such period as the Committee may determine and set forth in the instrument evidencing the option grant.

   The exercise price may be paid in cash or in shares of Common Stock. Options may also be exercised through a same-day sale program, pursuant to which a designated brokerage firm is to effect the immediate sale of the shares purchased under the option and pay over to the Company, out of the sale proceeds on the settlement date, sufficient funds to cover the exercise price for the purchased shares plus all applicable withholding taxes. The Committee may also assist any optionee (including an officer or director) in the exercise of his or her outstanding options by (a) authorizing a Company loan to the optionee or (b) permitting the optionee to pay the exercise price in installments over a period of years. The terms and conditions of any such loan or installment payment will be established by the Committee in its sole discretion. The Committee has the discretionary authority to reprice options through the cancellation of those options and the grant of replacement options with an exercise price based on the fair market value of the option shares on the regrant date.

   No optionee is to have any stockholder rights with respect to the option shares until the optionee has exercised the option, paid the exercise price and become a holder of record of the shares. Options are not assignable or transferable other than by will or the laws of descent and distribution, and during the optionee's lifetime, the option may be exercised only by the optionee.

   Termination of Service. Any option held by the optionee at the time of cessation of service will not remain exercisable beyond the designated post-service exercise period. Under no circumstances, however, may any option be exercised after the specified expiration date of the option term. Each such option will normally, during such limited period, be exercisable only to the extent of the number of shares of Common Stock in which the optionee is vested at the time of cessation of service. The Committee has complete discretion to extend the period following the optionee's cessation of service during which his or her outstanding options may be exercised and/or to accelerate the exercisability of such options in whole or in part. Such discretion may be exercised at any time while the options remain outstanding, whether before or after the optionee's actual cessation of service.

   The shares of Common Stock acquired upon the exercise of one or more options may be subject to repurchase by the Company at the original exercise price paid per share upon the optionee's cessation of service prior to vesting in such shares. The Committee has complete discretion in establishing the vesting schedule to be in effect for any such unvested shares and may cancel the Company's outstanding repurchase rights with respect to those shares at any time, thereby accelerating the vesting of the shares subject to the canceled rights.

   Incentive Options. Incentive Options may only be granted to individuals who are employees of the Company or its parent or a subsidiary corporation. During any calendar year, the aggregate fair market value (determined as of the grant date(s)) of the Common Stock for which one or more options granted to any employee under the Incentive Plan (or any other Incentive Plan of the Company or its parent or subsidiary corporations) may for the first time become exercisable as incentive stock options under Section 422 of the Code, shall not exceed $100,000.

   Stock Appreciation Rights. One or more eligible individuals may, at the discretion of the Committee, be granted stock appreciation rights in tandem with their option grants under the Incentive Plan. Tandem stock appreciation rights provide the holders with the right to surrender their options for an appreciation distribution from the Company equal in amount to the excess of
(a) the fair market value of the vested shares of Common Stock subject to the surrendered option over (b) the aggregate exercise price payable for such shares. An appreciation distribution may, at the discretion of the Committee, be made in cash or in shares of Common Stock.

   Stock Issuance Program. Shares may be sold under the Stock Issuance Program at a price per share not less than eighty-five percent (85%) of fair market value, payable in cash or through a promissory note payable to the Company. Shares may also be issued solely as a bonus for past services.

   The issued shares may either be immediately vested upon issuance or subject to a vesting schedule tied to the performance of service or the attainment of performance goals. The Committee will, however, have the discretionary authority at any time to accelerate the vesting of any and all unvested shares outstanding under the Incentive Plan.

   Automatic Option Grant Program. Under the Automatic Option Grant Program, each individual who first joined the Board as a non-employee director on or after the effective date of the 1997 Incentive Plan receives at that time, an automatic option grant for 20,000 shares of Common Stock. In addition, at each annual stockholders meeting, beginning with the first annual meeting after December 31, 1997, each non-employee director, whether or not he or she is standing for re-election at that particular meeting, is granted a stock option to purchase 5,000 shares of Common Stock. The optionee vests in each automatic option grant in a series of four annual installments over the optionee's period of Board service, beginning one year from the grant date. Each option has an exercise price equal to the fair market value of the Common Stock on the automatic grant date and a maximum term of ten years, subject to earlier termination following the optionee's cessation of Board service. Vesting of the automatic option shares will automatically accelerate and the options become fully exercisable upon (i) an acquisition of the Company by merger, consolidation or asset sale or (iii) the death or disability of the optionee while serving as a Board member.

   Adjustments. If any change in the Common Stock occurs (through recapitalization, stock dividend, stock split, combination of shares, exchange of shares, or other change affecting the outstanding Common Stock as a class without the Company's receipt of consideration), appropriate adjustments shall be made by the Company to the class and maximum number of shares subject to the Incentive Plan, to the class and maximum number of shares for which the share reserve is to increase automatically each year, to the class and maximum number of shares for which any one person may be granted options over the term of the Incentive Plan, the class and number of shares for which automatic option grants are to be made, and the class and number of shares and exercise price per share subject to outstanding options in order to prevent the dilution or enlargement of benefits thereunder.

   Amendment and Termination. The Incentive Plan shall continue in effect until the earlier of (i) the last business day in April, 2007, (ii) the date on which all shares available for issuance under the Plan shall have been issued or (iii) a Corporate Transaction, unless the Incentive Plan is earlier terminated by the Board in its discretion. The Board may at any time alter, amend, suspend or discontinue the Incentive Plan. The approval of the stockholders will be obtained as to any share increase and to the extent required by applicable law.

   Corporate Transaction. In the event of (i) a merger or consolidation in which securities possessing more than fifty percent (50%) of the total combined voting power of the Company's outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such transaction or (ii) the sale, transfer or other disposition of all or substantially all of the assets of the Company in complete liquidation or dissolution of the Company (a "Corporate Transaction"), each option or award outstanding at that time under the Incentive Plan will accelerate so that each option or award shall vest or the repurchase right shall lapse for an additional number of shares of Common Stock as if the optionee or participant had been in the service of the Company for an additional 12 months. In addition, each option or repurchase right outstanding at the time of a Corporate Transaction will accelerate or lapse in full to the extent the option or repurchase right is not assumed by the successor corporation (or parent) or to the extent the option or award is not replaced with a comparable option to purchase shares of the capital stock of the successor corporation (or parent). Immediately following the consummation of the Corporate Transaction, all outstanding options will terminate and cease to be exercisable, and all repurchase rights shall lapse, except to the extent assumed by the successor corporation.

   Any options that are assumed or replaced in the Corporate Transaction and do not otherwise accelerate at that time, shall automatically accelerate (and any of the Company's outstanding repurchase rights as to options and awards that do not otherwise terminate at the time of the Corporate Transaction shall automatically terminate and the shares of Common Stock subject to those terminated rights shall immediately vest in full) in the event the optionee's service should subsequently terminate by reason of an involuntary termination within twelve (12) months following the effective date of such Corporate Transaction. Involuntary termination includes discharge without cause and certain voluntary resignations following a reduction in compensation or responsibility or a relocation. In addition, the Incentive Plan administrator has the discretion to accelerate the vesting of options.

   New Plan Benefits. Because the Incentive Plan is discretionary, benefits to be received by individual optionees are not determinable, except for automatic grants made to non-employee directors, as discussed above. The table below shows, as to each of the executive officers named in the Summary Compensation Table and the various indicated groups, (i) the number of shares of Common Stock for which options have been granted under the Incentive Plan, for the one (1)-year period ended June 30, 2000 and (ii) the weighted average exercise price per share. No direct stock issuances have been made under the Incentive Plan to date.

                                                                    Weighted
                                                      Number Of Average Exercise
                                                       Option       Price Of
     Name And Position                                 Shares   Granted Options
     -----------------                                --------- ----------------
     Ron R. Harris...................................       --         --
     James R. Offerdahl..............................       --         --
     David R. Dunnigan...............................   200,000       8.44
     John Farr.......................................       --         --
     Executive Group.................................   200,000       8.44
     Non-Executive Director Group....................    20,000      10.00
     Non-Executive Officer Employee Group............ 1,856,475       9.16

 Federal Income Tax Consequences of Options Granted under the Incentive Plan

   Options granted under the Incentive Plan may be either incentive stock options that satisfy the requirements of Section 422 of the Code or non-statutory options that are not intended to meet such requirements. The federal income tax treatment for the two types of options differs as follows:

   Incentive Stock Options. No taxable income is recognized by the optionee at the time of the option grant, and no taxable income is generally recognized at the time the option is exercised. However, the excess of the fair market value of the purchased shares on the exercise date over the exercise price paid for the shares generally is includable in alternative minimum taxable income. The optionee will recognize taxable income in the year in which the purchased shares are sold or otherwise made the subject of disposition.

   For federal tax purposes, dispositions are divided into two categories: (i) qualifying and (ii) disqualifying. The optionee will make a qualifying disposition of the purchased shares if the sale or other disposition of such shares is made after the optionee has held the shares for more than two (2) years after the grant date of the option and more than one (1) year after the exercise date. If the optionee fails to satisfy either of these two holding periods prior to the sale or other disposition of the purchased shares, then a disqualifying disposition will result.

   Upon a qualifying disposition of the shares, the optionee will recognize long-term capital gain in an amount equal to the excess of (i) the amount realized upon the sale or other disposition of the purchased shares over (ii) the exercise price paid for such shares. If there is a disqualifying disposition of the shares, then the excess of (i) the fair market value of those shares on the date the option was exercised over (ii) the exercise price paid for the shares will be taxable as ordinary income. Any additional gain recognized upon the disposition will be a capital gain.

   If the optionee makes a disqualifying disposition of the purchased shares, then the Company will be entitled to an income tax deduction for the taxable year in which such disposition occurs equal to the excess of (i) the fair market value of such shares on the date the option was exercised over (ii) the exercise price paid for the shares. In no other instance will the Company be allowed a deduction with respect to the optionee's disposition of the purchased shares. The Company anticipates that any compensation deemed paid by the Company upon one or more disqualifying dispositions of incentive stock option shares by the Company's executive officers will remain deductible by the Company and will not have to be taken into account for purposes of the $1 million limitation per covered individual on the deductibility of the compensation paid to certain executive officers of the Company.

   Non-Statutory Options. No taxable income is recognized by an optionee upon the grant of a non-statutory option. The optionee will in general recognize ordinary income in the year in which the option is exercised equal to the excess of the fair market value of the purchased shares on the exercise date over the exercise price paid for the shares, and the optionee will be required to satisfy the tax withholding requirements applicable to such income.

   Special provisions of the Internal Revenue Code apply to the acquisition of Common Stock under a non-statutory option if the purchased shares are subject to repurchase by the Company. These special provisions may be summarized as follows:

  (i) If the shares acquired upon exercise of the non-statutory option are subject to repurchase by the Company at the original exercise price in the event of the optionee's termination of service prior to vesting in such shares, the optionee will not recognize any taxable income at the time of exercise but will have to report as ordinary income, as and when the Company's repurchase right lapses, an amount equal to the excess of (a) the fair market value of the shares on the date such repurchase right lapses with respect to such shares over (b) the exercise price paid for the shares.

  (ii) The optionee may, however, elect under Section 83(b) of the Internal Revenue Code to include as ordinary income in the year of exercise of the non-statutory option an amount equal to the excess of (a) the fair market value of the purchased shares on the exercise date (determined as if the shares were not subject to the Company's repurchase right) over (b) the exercise price paid for such shares. If the Section 83(b) election is made, the optionee will not recognize any additional income as and when the repurchase right lapses.

   The Company will be entitled to a business expense deduction equal to the amount of ordinary income recognized by the optionee with respect to the exercised non-statutory option. The deduction will in general be allowed for the taxable year of the Company in which such ordinary income is recognized by the optionee. The Company anticipates that the compensation deemed paid by the Company upon the exercise of non-statutory options with exercise prices equal to the fair market value of the option shares on the grant date will remain deductible by the Company and will not have to be taken into account for purposes of the $1 million limitation per covered individual on the deductibility of the compensation paid to certain executive officers of the Company.

   Stock Appreciation Rights. An optionee who is granted a stock appreciation right will recognize ordinary income in the year of exercise equal to the amount of the appreciation distribution. The Company will be entitled to a business expense deduction equal to the appreciation distribution for the taxable year of the Company in which the ordinary income is recognized by the optionee.

   Stock Issuances. The tax principles applicable to direct stock issuances under the Incentive Plan will be substantially the same as those summarized above for the exercise of non-statutory option grants.

Recommendation of the Board of Directors

   THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE AMENDMENT TO THE COMPANY'S 1997 STOCK INCENTIVE PLAN.

                                PROPOSAL NO. 3

                     RATIFICATION OF INDEPENDENT AUDITORS

   The Company is asking the stockholders to ratify the appointment of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending June 30, 2001. The affirmative vote of the holders of a majority of shares present or represented by proxy and voting at the Annual Meeting will be required to ratify the appointment of Ernst & Young LLP.

   In the event the stockholders fail to ratify the appointment, the Board of Directors will reconsider its selection. Even if the appointment is ratified, the Board of Directors, in its discretion, may direct the appointment of a different independent accounting firm at any time during the year if the Board of Directors feels that such a change would be in the Company's and its stockholders' best interests.

   Ernst & Young LLP has audited the Company's financial statements since inception through June 30, 2000. Its representatives are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

Recommendation of the Board of Directors

   THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE SELECTION OF ERNST & YOUNG LLP TO SERVE AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING JUNE 30, 2001.

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

   The Company's Certificate of Incorporation limits the liability of its directors for monetary damages arising from a breach of their fiduciary duty as directors, except to the extent otherwise required by the Delaware General Corporation Law. Such limitation of liability does not affect the availability of equitable remedies such as injunctive relief or rescission.

   The Company's Bylaws provide that the Company shall indemnify its directors and officers to the fullest extent permitted by Delaware law, including in circumstances in which indemnification is otherwise discretionary under Delaware law. The Company has also entered into indemnification agreements with its officers and directors containing provisions that may require the Company, among other things, to indemnify such officers and directors against certain liabilities that may arise by reason of their status or service as directors or officers and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified.

               COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

   The members of the Board of Directors, the executive officers of the Company and persons who hold more than 10% of the Company's outstanding Common Stock are subject to the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934, as amended, which require them to file reports with respect to their ownership of the Company's Common Stock and their transactions in such Common Stock. Based upon (i) the copies of Section 16(a) reports that the Company received from such persons for their 2000 fiscal year transactions in the Common Stock and their Common Stock holdings and (ii) the written representations received from one or more of such persons that no annual Form 5 reports were required to be filed by them for the 2000 fiscal year, the Company believes that all reporting requirements under
Section 16(a) for such fiscal year were met in a timely manner by its executive officers, Board members and greater than ten-percent stockholders.

                                   FORM 10-K

   THE COMPANY WILL MAIL WITHOUT CHARGE, UPON WRITTEN REQUEST, A COPY OF THE COMPANY'S FORM 10-K REPORT FOR FISCAL YEAR 2000, INCLUDING THE FINANCIAL STATEMENTS, SCHEDULE AND LIST OF EXHIBITS. REQUESTS SHOULD BE SENT TO PERVASIVE SOFTWARE INC., 12365 RIATA TRACE PARKWAY, BUILDING II, AUSTIN, TEXAS 78727, ATTN: PAM HANNAH, INVESTOR RELATIONS.

                 STOCKHOLDER PROPOSALS FOR 2001 ANNUAL MEETING

   Stockholder proposals that are intended to be presented at the 2001 Annual Meeting that are eligible for inclusion in the Company's proxy statement and related proxy materials for that meeting under the applicable rules of the Securities and Exchange Commission must be received by the Company not later than August 8, 2001, in order to be included. Such stockholder proposals should be addressed to Pervasive Software Inc., 12365 Riata Trace Parkway, Building II, Austin, Texas 78727, Attn: James R. Offerdahl, Corporate Secretary.

                                 OTHER MATTERS

   The Board knows of no other matters to be presented for stockholder action at the Annual Meeting. However, if other matters do properly come before the Annual Meeting or any adjournments or postponements thereof, the Board intends that the persons named in the proxies will vote upon such matters in accordance with their best judgment.

                                          BY ORDER OF THE BOARD OF DIRECTORS,

                                          /s/ James R. Offerdahl
                                          James R. Offerdahl
                                          Chief Operating Officer, Chief
                                          Financial Officer and Secretary

Austin, Texas
October 23, 2000


 WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. YOU MAY REVOKE YOUR PROXY AT ANY TIME PRIOR TO THE ANNUAL MEETING. IF YOU DECIDE TO ATTEND THE ANNUAL MEETING AND WISH TO CHANGE YOUR PROXY VOTE, YOU MAY DO SO AUTOMATICALLY BY VOTING IN PERSON AT THE MEETING.

 THANK YOU FOR YOUR ATTENTION TO THIS MATTER. YOUR PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE ANNUAL MEETING.

PROXY                       PERVASIVE SOFTWARE, INC.                       PROXY
          12365 Riata Trace Parkway, Building II, Austin, Texas 78727

    This Proxy is Solicited on Behalf of the Board of Directors of Pervasive
                                 Software Inc.
       for the Annual Meeting of Stockholders to be held November 9, 2000

The undersigned holder of Common Stock, par value $0.001, of Pervasive Software Inc. (the "Company") hereby appoints James R. Offerdahl and John E. Farr, or either of them, proxies for the undersigned, each with full power of substitution, to represent and to vote as specified in this Proxy all Common Stock of the Company that the undersigned stockholder would be entitled to vote if personally present at the Annual Meeting of Stockholders (the "Annual Meeting") to be held on Thursday, November 9, 2000 at 9:00 a.m. local time, at The Renaissance Hotel-Arboretum, 9721 Arboretum Boulevard, Austin, Texas 78759, and at any adjournments or postponements of the Annual Meeting. The undersigned stockholder hereby revokes any proxy or proxies heretofore executed for such matters.

This proxy, when properly executed, will be voted in the manner as directed herein by the undersigned stockholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE DIRECTORS, FOR PROPOSALS 2 AND 3, AND IN THE DISCRETION OF THE PROXIES AS TO ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING. The undersigned stockholder may revoke this proxy at any time before it is voted by delivering to the Corporate Secretary of the Company either a written revocation of the proxy or a duly executed proxy bearing a later date, or by appearing at the Annual Meeting and voting in person.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF THE DIRECTORS
                          AND "FOR" PROPOSALS 2 AND 3.

PLEASE MARK, SIGN, DATE AND RETURN THIS CARD PROMPTLY USING THE ENCLOSED RETURN
 ENVELOPE. If you receive more than one proxy card, please sign and return ALL cards in the enclosed envelope.

                   (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)


                            PERVASIVE SOFTWARE INC.

1. To elect the following directors to serve for a term ending upon the 2003 Annual Meeting of Stockholders or until their successors are elected and qualified:
  NOMINEES: Ron R. Harris and David A. Boucher
  [_] FOR[_] WITHHELD[_] For all nominees, except for nominees written below.
--------------------------------------------------------------------------------
                             Nominee exception(s).
2. To approve the amendment to the Company's Stock Incentive Plan.
                         [_] FOR[_] AGAINST[_] ABSTAIN

3. To ratify the appointment of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending June 30, 2001.

                         [_] FOR[_] AGAINST[_] ABSTAIN

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting.
The undersigned acknowledges receipt of the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement.

                                   Signature: ________________________________
                                   Signature (if held jointly): ______________
                                   Date: _____________________________________
                                   Please date and sign exactly as
                                   your name(s) is (are) shown on the
                                   share certificate(s) to which the
                                   Proxy applies. When shares are
                                   held as joint tenants, both should
                                   sign. When signing as an executor,
                                   administrator, trustee, guardian,
                                   attorney-in-fact or other fiducia-
                                   ry, please give full title as
                                   such. When signing as a corpora-
                                   tion, please sign in full corpo-
                                   rate name by President or other
                                   authorized officer. When signing
                                   as a partnership, please sign in
                                   partnership name by an authorized
                                   person.